UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 27, 2021

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34856 (Commission File Number)	36-4673192 (IRS employer identification number)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 par value per share	HHC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of The Howard Hughes Corporation, a Delaware corporation (the “Company”), held on May 27, 2021, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon two Board proposals contained within the Company’s Proxy Statement, dated April 9, 2021.

The Board nominees were elected with the following vote:

Nominee	For	Against	Abstentions	Broker Non- Votes
William Ackman	44,712,046	1,490,852	15,874	3,408,054
Adam Flatto	45,030,439	1,174,595	13,738	3,408,054
Jeffrey Furber	43,135,608	3,068,440	14,724	3,408,054
Beth Kaplan	42,822,698	3,384,026	12,048	3,408,054
Allen Model	44,840,370	1,365,388	13,014	3,408,054
David O’Reilly	46,019,719	187,355	11,698	3,408,054
R. Scot Sellers	44,673,997	1,530,455	14,320	3,408,054
Seven Shepsman	44,876,247	1,329,855	12,670	3,408,054
Mary Ann Tighe	44,957,741	1,250,637	10,394	3,408,054
Anthony Williams	45,286,147	919,937	12,688	3,408,054

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes
An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers	44,686,866	1,434,816	97,090	3,408,054

Proposal	For	Against	Abstentions
A vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2021	49,360,048	243,197	23,581

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2021

THE HOWARD HUGHES CORPORATION

By:	/s/ Peter F. Riley
	Name:	Peter F. Riley
	Title:	Senior Executive Vice President, General Counsel & Secretary